EXHIBIT 7.06
                                                                    ------------


                         The Woodbridge Company Limited
                              65 Queen Street West
                                   Suite 2400
                                Toronto, Ontario
                                 Canada, M5H 2M8



                                                        March 18, 2007
Talon Holdings Corp.
c/o Centerbridge Partners, L.P.
31 West 52nd Street
New York, New York 10019

Gentlemen:

         Reference is made to the Agreement and Plan of Merger dated as of the date hereof (as it may be amended from time to time, the "Agreement") among Talon Holdings Corp., a Delaware corporation ("Parent"), Talon Acquisition Co., a Texas corporation and wholly owned subsidiary of Parent, and EGL, Inc., a Texas corporation (the "Company"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement. The parties listed on Schedule A are collectively referred to herein as the "Investors".

         This letter agreement confirms the commitment of the undersigned, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by the fourth paragraph of this letter to purchase, a portion of the equity of Parent as of the Effective Time (the "Subject Equity Securities") for an aggregate purchase price equal to the dollar commitment set forth next to the undersigned's name on Schedule B (the "Commitment") solely for the purpose of funding, and to the extent necessary to fund, Merger Consideration and the Option and Stock-Based Consideration pursuant to and in accordance with the Agreement and related expenses, provided that the undersigned shall not, under any circumstances, be obligated to contribute to Parent more than the Commitment. The undersigned's obligation to fund the Commitment is subject to the receipt by the Company of the proceeds of the financing under the Debt Commitment Letters contemplated by Section 4.4 of the Agreement and the satisfaction or waiver by Parent (in the manner agreed by the Investors) of the conditions precedent to Parent's and Merger Sub's obligation to effect the Closing and the terms of this letter, and will occur contemporaneous with the Closing and the simultaneous issuance to the undersigned of the Subject Equity Securities. The amount to be funded under this Agreement will be reduced in the manner agreed by the Investors in the event Parent does not require all of the equity with respect to which the Investors have made commitments.

         Notwithstanding anything that may be expressed or implied in this letter agreement, Parent, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, no person other than the undersigned shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent or employee of the undersigned, or against any former, current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, agent or employee of the undersigned or any former, current or future director, officer, employee, general or limited partner, member, Affiliate or assignee of any of the foregoing, as such, for any obligations of the undersigned under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

         All or any part of our obligations under this letter may be assumed by another entity controlled directly or indirectly by us and such assumption shall relieve us of any liability hereunder to the extent such other entity has assets in an amount sufficient to fulfill the obligations it assumes; provided, that in connection with such assignment and assumption, the assignee executes a commitment letter addressed to Parent in respect of such commitment in the form of this letter agreement.

         Our obligations under this letter will terminate automatically and immediately and be of no further force or effect without further action by the parties hereto upon the earliest to occur of (a) termination of the Agreement,
(b) if all of the Investors agree to terminate this letter and the corresponding letters delivered by each of the Investors, and (c) the Company or any of its Affiliates asserts in any litigation or other proceeding any claim under any limited guarantee of even date herewith of any Investor (each, a "Limited Guarantee") or otherwise against any Investor or any Affiliate thereof in connection with the Agreement or any of the transactions contemplated hereby or thereby (other than any claim relating to a breach or seeking to prevent a breach of a Confidentiality Agreement between the Company and us or any of our Affiliates).

         This letter shall be binding solely on, and inure solely to the benefit of, the undersigned and Parent and their respective successors and permitted assigns, and nothing set forth in this letter shall be construed to confer upon or give to any person other than the undersigned and Parent and their respective successors and permitted assigns any benefits, rights or remedies of any nature whatsoever under or by reason of, or any rights to enforce or cause Parent to enforce, any provisions of this letter.

         Concurrently with the execution and delivery of this letter, the undersigned is executing and delivering to the Company a Limited Guarantee related to Parent's obligations under the Agreement. The Company's remedies against the undersigned under the Limited Guarantee shall, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company and its Affiliates against the undersigned in respect of any liabilities or obligations arising under, or in connection with, the Agreement and the transactions contemplated thereby, including in the event Parent breaches its obligations under the Agreement, whether or not Parent's breach is caused by the undersigned's breach of its obligations under this letter.

         This letter may be executed in counterparts. This letter and any related dispute shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Each of the parties hereto
(i) consents to submit itself to the personal jurisdiction of any state or federal court located in the Borough of Manhattan of The City of New York in the event any dispute arises out of this letter or any of the transactions contemplated by this letter, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this letter or any of the transactions contemplated by this letter in any court other than such courts sitting in the Borough of Manhattan of The City of New York.

         EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.





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






                                        Very truly yours,


                                        THE WOODBRIDGE COMPANY LIMITED



                                        By:     /s/Sarah Lerchs
                                            ------------------------------------
                                            Name:  Sarah Lerchs
                                            Title: Senior Counsel



Accepted and Agreed to
as of the date written above

TALON HOLDINGS CORP.

By: /s/  James R. Crane
    ------------------------------------
    Name:  James R. Crane
    Title: President







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




                                   SCHEDULE A
                                   ----------

                                    Investors
                                    ---------

                       Centerbridge Capital Partners, L.P.
                  Centerbridge Capital Partners Strategic, L.P.
                     Centerbridge Capital Partners SBS, L.P.
                         The Woodbridge Company Limited
                                 James R. Crane






















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




                                   SCHEDULE B
                                   ----------

                                   Commitments
                                   -----------

------------------------------------------------- -------------------------
                           Investor                             Commitment
------------------------------------------------- -------------------------

------------------------------------------------- -------------------------
The Woodbridge Company Limited                                $102,600,000
------------------------------------------------- -------------------------


















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